Exhibit 99.1

NEWS FROM ARCH COAL FOR IMMEDIATE RELEASE Media: Logan Bonacorsi 314/994.2766

Arch Coal Announces Board of Directors Succession Plan

John Eaves Elected to Succeed Wes Taylor as Chairman of the Board;

Paul Hanrahan Elected Lead Independent Director;
Paul Lang Elected President and Chief Operating Officer

ST. LOUIS, April. 23, 2015 — Arch Coal, Inc. (NYSE:ACI) today announced several changes to its board of directors in keeping with its planned succession process.

John W. Eaves, previously Arch’s president and chief executive officer, has been elected chairman and CEO effective immediately, succeeding Wesley M. Taylor, who will remain on the Arch board. “We have been planning for this transition and John’s election to chairman is the next logical step as we navigate this dynamic market environment,” Taylor said.  “John has an incredible depth of industry knowledge and a keen ability to execute on our strategy and to guide the company successfully through these unprecedented challenges in coal markets.”

“I am honored to accept this expanded role and want to personally thank Wes for his ongoing leadership and dedication to the company,” Eaves said. “I look forward to continuing the progress we have made in positioning Arch for future success. We remain sharply focused on managing through this current period of market weakness, capitalizing on opportunities as coal markets rebound and creating long-term value for our shareholders.”

Taylor joined Arch’s board in 2005 after a long, successful career at TXU, and was elected lead independent director in 2013. Eaves was elected to Arch’s board in 2006 and was elected president and CEO in 2012.

In addition, the board elected Paul T. Hanrahan to the position of Lead Independent Director, effective immediately. “Paul has brought a wealth of knowledge about international and domestic energy markets to the board, particularly in the global power sector,” Eaves said. “We consistently call upon Paul for guidance as we manage through rapidly changing coal markets and look forward to his strong and steady leadership in this new role.” Hanrahan is the former CEO of AES Corporation and was elected to Arch’s board in 2012.

In addition to the board changes, Arch also announced that Paul A. Lang, previously Arch’s executive vice president and chief operating officer, has been elected president and chief operating officer, effective immediately.  “Paul has made significant contributions to Arch during his tenure and has distinguished himself again and again as a leader in the company,” Eaves said. “I am confident he will excel in this role as he continues to drive continuous improvement throughout the organization.” Lang was elected executive vice president and COO in 2012 and joined Arch’s board in early 2014.

U.S.-based Arch Coal, Inc. is one of the world’s top coal producers for the global steel and power generation industries, serving customers on five continents.  Its network of mining complexes is the most diversified in the United States, spanning every major coal basin in the nation.  The company controls more than 5 billion tons of high-quality metallurgical and thermal coal reserves, with access to all major railroads, inland waterways and a growing number of seaborne trade channels. For more information, visit www.archcoal.com.

Forward-Looking Statements: This press release contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

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